  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 6, 1998

                                                 REGISTRATION NO. 333-64817

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ----------------

                               PRE-EFFECTIVE

                              AMENDMENT NO. 1

                                    TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------
                             BANKVEST CAPITAL CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     MASSACHUSETTS                  7394                      043124117
    (STATE OR OTHER           (PRIMARY STANDARD           (I.R.S. EMPLOYER
    JURISDICTION OF               INDUSTRIAL           IDENTIFICATION NUMBER)
    INCORPORATION OR         CLASSIFICATION CODE
     ORGANIZATION)                 NUMBER)
                               ----------------
                             200 NICKERSON ROAD
                             MARLBORO, MA 01752
                                508-485-8080
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPALEXECUTIVE OFFICES)
                               ----------------
                                PAUL S. GASS
                            PRESIDENT AND CHIEF
                             EXECUTIVE OFFICER
                           BANKVEST CAPITAL CORP.
                             200 NICKERSON ROAD
                             MARLBORO, MA 01752
                                508-485-8080
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ----------------
                                   COPIES TO:
       RICHARD J. SNYDER, ESQ.                  STANLEY KELLER, ESQ.
      GOLDSTEIN & MANELLO, P.C.                  PALMER & DODGE LLP
         265 FRANKLIN STREET                      ONE BEACON STREET
           BOSTON, MA 02110                     BOSTON, MA 02108-3109
        PHONE: (617) 946-8000                   PHONE: (617) 573-0100
         FAX: (617) 439-8988                     FAX: (617) 227-4420
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, list the Securities Act registration statement number of the earlier effective registration statement for the same offering and check the following box. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]




                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

  BankVest Capital Corp. incorporates by reference herein Part I of the Registration Statement (File No. 333-64817) as filed with the Securities and Exchange Commission on September 30, 1998.

  This Pre-Effective Amendment No. 1 is being filed solely to amend the exhibit list and to file additional exhibits not included in the Registration Statement filed on September 30, 1998.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale of the Common Stock being registered hereby. All amounts are estimates except the SEC registration fee and the NASD filing fee:

                                                                    AMOUNT TO BE
                                                                      PAID BY
                                                                      COMPANY
                                                                    ------------
      SEC Registration Fee.........................................   $12,552
      NASD Filing Fee..............................................     4,755
      Nasdaq Listing Fee...........................................
      Printing, Postage and Mailing................................
      Legal Fees and Expenses......................................
      Accounting Fees and Expenses.................................
      Blue Sky Fees and Expenses...................................
      Custodial Fees...............................................
      Transfer Agent and Registrar Fees............................
      Miscellaneous................................................
                                                                      -------
          Total....................................................   $
                                                                      =======

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Restated Articles of Organization of the Company, as amended (Exhibit
3.1 hereto) and the Restated Bylaws (Exhibit 3.2 hereto) provide for indemnification of the Company's directors and officers unless such indemnification is prohibited by the Massachusetts Business Corporation Law. The Massachusetts Business Corporation Law generally permits indemnification of the Company's directors and officers for liabilities and expenses that they may incur in such capacities, except with respect to any matter that the indemnified person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Company.

  The Underwriting Agreement (Exhibit 1.1 hereto) provides for cross-indemnification between the Company and the Selling Stockholders and the Underwriters with respect to certain matters and liabilities, including matters and liabilities under the Securities Act of 1933, as amended.

  The Company also maintains directors and officers liability insurance for the benefit of its directors and officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  Since September, 1995, the Company has issued and sold the unregistered securities set forth below. The following information reflects: (i) a two for one Common Stock split effective on November 14, 1995; (ii) a two for one Common Stock split effective on June 17, 1998; (iii) a three for two Common Stock split to be effected prior to or simultaneously with the completion of this Offering; (iv) the reclassification of Class A Common Stock as Common Stock; and (v) the reclassification of Class B Common Stock as Non-Voting Common Stock.

  1. From December 1995 through June 1996, the Company issued and sold to certain investors and employees an aggregate of 486,000 shares of Common Stock for a purchase price of $4.17 per share, together with warrants, exercisable for an aggregate of 48,600 shares of Common Stock at an exercise price of $4.58 per share.

Consideration for such shares of Common Stock was paid in cash, except for 120,000 shares of Common Stock sold to certain employees of the Company, which shares were paid for by way of a 10% cash down payment and the balance by delivery to the Company of non-recourse promissory notes and stock pledge agreements. Each promissory note originally bore interest at 8.0% per annum which was subsequently reduced to 6.0% per annum on April 10, 1998. Interest is payable on the first anniversary date of the promissory note and on each anniversary thereafter until the fifth anniversary when principal and all accrued and unpaid interest becomes payable in full.

  2. In May 1996, the Company issued and sold to Primus 30,000 shares of Class A Preferred Stock and a warrant to purchase 72,000 shares of Common Stock at an exercise price of $4.58 per share, for the aggregate price of $3,000,000 which was paid in cash. The Class A Preferred Stock is convertible into 720,000 shares of Common Stock.

  3. In May 1996, the Company issued and sold to PNC 30,000 shares of Class B Preferred Stock and warrants to purchase 72,000 shares of Non-Voting Common Stock at an exercise price of $4.58 per share, for the aggregate price of $3,000,000 which was paid in cash. The Class B Preferred Stock is convertible into 720,000 shares of Non-Voting Common Stock.

  4. In February 1997, the Company issued to Whitney the Subordinated Note in the principal amount of $15.0 million which bears interest at 10.101% per annum and warrants to purchase an aggregate of 515,076 shares of Common Stock at an exercise price of $5.00 per share.

  5. In November 1997, the Company issued and sold an aggregate of 131,250 shares of Common Stock for a purchase price of $6.67 per share to certain employees. Consideration for such shares of Common Stock was paid by way of a 10% cash down payment and the balance by delivery to the Company of non-recourse promissory notes and stock pledge agreements. The promissory notes originally bore interest at 8.0% per annum, which was subsequently reduced to 6.0% per annum on April 10, 1998. Interest is payable on the first anniversary date of the promissory note and thereafter on each anniversary until the fifth anniversary when principal and all accrued and unpaid interest becomes payable in full.

  6. In December 1997, the Company issued and sold 32,010 and 20,817 shares of Common Stock to Primus and Whitney, respectively, at a purchase price of $6.67 per share and 32,010 shares of Non-Voting Common Stock to PNC at a purchase price of $6.67 per share.

  7. On May 28, 1998, the Company issued and sold to Primus 37,500 shares of Class C Preferred Stock for the price of $3,750,000 which was paid in cash. The Class C Preferred Stock is convertible into 523,500 shares of Common Stock.

  8. On May 28, 1998, the Company issued and sold to PNC 37,500 shares of Class D Preferred Stock for the price of $3,750,000 which was paid in cash. The Class D Preferred Stock is convertible into 523,500 shares of Non-Voting Common Stock.

  9. Effective as of July 3, 1998, the Company issued and sold to a former employee 18,000 shares of Common Stock upon exercise of such former employee's options under the 1995 Plan for an aggregate price of $32,070.

  There was no underwriter involved in connection with any transaction set forth above. The foregoing issuances of securities were made in each case in reliance on an exemption from registration under the Securities Act, under
Section 4(2) thereof or on Regulation D promulgated thereunder. In all of such transactions, the recipients of securities represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were affixed to the securities issued. All of the foregoing securities are deemed restricted securities for the purposes of the Securities Act. The proceeds from such sales were used for working capital and general corporate purposes.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
   *1.1  --Form of Underwriting Agreement
   +3.1  --Restated Articles of Organization of the Company, as amended
   +3.2  --Amended and Restated Bylaws of the Company
   *4.1  --Specimen Common Stock certificates
   +4.2  --Agreement of Recapitalization dated    , 1998 by and among the
           Company, Primus, PNC Whitney and certain other stockholders of the
           Company
  ++4.3  --Amended and Restated Stockholders Agreement dated as of May 28, 1998 by and among the Company, Primus, PNC Whitney and certain other stockholders of the Company
  ++4.4  --Amended and Restated Registration Rights Agreement dated February
           28, 1997 by and among the Company, Primus, PNC and Whitney, as amended by that certain First Amendment to Amended and Restated
           Registration Rights Agreement dated May 28, 1998
  ++4.5  --Purchase Agreement dated as of May 30, 1996, by and among the
           Company, Primus and PNC as amended by Amendment No. 1 dated as of
           February 28, 1997
  ++4.6  --Purchase Agreement dated as of May 28, 1998 by and among the
           Company, Primus and PNC
   *4.7  --Common Stock Purchase Warrants dated as of May 30, 1996 between the
           Company and Primus, as amended and restated by that certain Amended
           and Restated Common Stock Purchase Warrants dated as of     , 1997.
  ++4.8  --Securities Purchase Agreement dated as of February 28, 1998 by and between the Company and Whitney
  ++4.9  --10.101% Subordinated Promissory Note of the Company dated February
           28, 1997 held by Whitney
  ++4.10 --Vested Warrant dated February 28, 1997 held by Whitney
  ++4.11 --Vesting Warrant dated February 28, 1997 held by Whitney
  ++4.12 --Put and Call Agreement dated as of February 28, 1997 by and between the Company and Whitney
   *5.1  --Opinion of Goldstein & Manello, P.C.
  *10.1  --BankVest Capital Corp. 1995 Stock Option Plan
  *10.2  --BankVest Capital Corp. 1998 Employee Stock Ownership Plan
  *10.3  --Employment Agreement between Paul S. Gass and the Company
  *10.4  --Employment Agreement between Joseph Bannick and the Company
  *10.5  --Employment Agreement between Lewis Caliento and the Company
  *10.6  --Employment Agreement between John P. Colton and the Company
  *10.7  --Employment Agreement between Charles Cross and the Company
  *10.8  --Employment Agreement between Kellie D. Jacques and the Company
  *10.9  --Employment Agreement between Michael Karman and the Company
  *10.10 --Employment Agreement between Sandra T. King and the Company
  *10.11 --Severance Agreement between Cathy F. Sutton and the Company
  *10.12 --Form of Stock Option Agreement in connection with 1995 Plans
  *10.13 --Real Estate Lease between Glenborough Corp. and the Company
           (Marlboro, MA)
 ++10.14 --Receivables Purchase Agreement dated as of August 15, 1997 among
           BVFU Funding Corp., the Company, Variable Funding Capital
           Corporation, First Union Capital Markets Corp., First Union National
           Bank of North Carolina and Northwest Bank Minnesota, N.A

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
  *10.15 --Purchase Agreement dated August 15, 1997 between BVFU and BV
 ++10.16 --Lease Receivables Sale and Contribution Agreement dated September
           30, 1996 by and among BV Funding Corp., BankVest Capital Corp. and
           LeaseVest Capital Corp.
 ++10.17 --Lease Receivables Purchase Agreement dated as of September 30, 1996 among BV Funding Corp. BankVest Capital Corp., EagleFunding Capital
           Corporation and BankBoston (f/k/a The First National Bank of Boston),
           as amended by Amendment No. 1 dated February 28, 1997, as amended by
           Amendment No. 2 dated June 30, 1997, as amended by Amendment No. 3 dated December 7, 1997, as amended by Amendment No. 4 dated January
           7, 1998, and as amended by Amendment No. 5 dated by May 1, 1998
  *10.18 --Revolving Credit Agreement dated as of June 18, 1998 by and between
           BankVest Capital Corp. and Middlesex Savings Bank
  *10.19 --$1,000,000 Revolving Credit Note to Middlesex Savings Bank dated as of June 18, 1998
  *10.20 --Line of Credit Agreement dated as of October 31, 1995 by and between
           Framingham Savings Bank and BankVest Capital Corp.
  *10.21 --$2,000,000 Promissory Note--Demand (Variable Rate) to Framingham
           Savings Bank dated October 31, 1995
  *10.22 --Loan and Security Agreement dated as of December 9, 1996 by and between MetroWest Bank and BankVest Capital Corp.
  *10.23 --$2,000,000 Promissory Note--Monthly Installment to MetroWest Bank
           dated December 9, 1996
  *10.24 --Loan Agreement dated as of December 9, 1996 by and between MetroWest
           Bank and BankVest Capital Corp.
  *10.25 --$3,000,000 Promissory Note--Demand to MetroWest Bank dated December
           9, 1996
  *10.26 --Security Agreement dated as of December 9, 1996 by and between
           MetroWest Bank and BankVest Capital Corp.
  *10.27 --$500,000 Promissory Note--Monthly Installment to MetroWest Bank
           dated December 9, 1996
  *10.28 --Line of Credit Agreement dated as of February 5, 1998 by and between
           MetroWest Bank and BankVest Capital Corp.
  *10.29 --$5,000,000 Promissory Note--Demand to MetroWest Bank dated February
           5, 1998
  *10.30 --$2,500,000 Promissory Note to MetroWest Bank dated September 2, 1998
  *10.31 --Loan and Security Agreement dated as of December 27, 1996 by and between Century Bank and Trust Company and BankVest Capital Corp.
 ++10.32 --Loan and Security Agreement dated as of May 9, 1997 by and among
           BankVest Capital Corp., LeaseVest Capital Corp., and PNC Bank, N.A.
 ++10.33 --Revolving Credit Agreement dated as of September 12, 1996, by and between BankVest Capital Corp., LeaseVest Capital Corp. and
           BankBoston, N.A. (f/k/a The First National Bank of Boston)
 ++10.34 --Amendment to Revolving Credit Agreement dated January 1, 1997 by and between BankVest Capital Corp., LeaseVest Capital Corp. and
           BankBoston, N.A. (f/k/a The First National Bank of Boston)
 ++10.35 --Amendment No. 2 to Revolving Credit Agreement and Security Agreement
           dated December 5, 1997 by and between BankVest Capital Corp.,
           LeaseVest Capital Corp. and BankBoston, N.A. (f/k/a The First
           National Bank of Boston)

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
 ++10.36 --Amendment No. 3 to Revolving Credit Agreement and Security Agreement
           dated December 24, 1997 by and between BankVest Capital Corp.,
           LeaseVest Capital Corp. and BankBoston, N.A. (f/k/a The First
           National Bank of Boston)
 ++10.37 --$20,000,000 Amended and Restated Revolving Credit Note to BankBoston
           (f/k/a The First National Bank of Boston) dated December 5, 1997 of
           BankVest Capital Corp.
  *10.38 --MetroWest Bank Line of Credit Agreement dated February 5, 1998 by and between MetroWest Bank and BankVest Capital Corp.
  *10.39 --$5,000,000 Promissory Note--Demand to MetroWest Bank dated as of
           February 5, 1998 of BankVest Capital Corp.
 ++10.40 --Revolving Credit Facility, dated as of August 21, 1998, by and between BankVest Capital Corp. and Fleet Bank, N.A.
 ++10.41 --$15,000,000 Revolving Credit Note to Fleet Bank, N.A. dated as of
           August 21, 1998
 ++10.42 --Amended and Restated Master Sale of Chattel Paper And Security
           Agreement dated as of March 19, 1996, among European American Bank,
           BankVest Capital Corp. and LeaseVest Capital Corp.
  *10.43 --Amendment dated as of January 14, 1997 to Amended and Restated
           Master Sale of Chattel Paper And Security Agreement dated as of March
           21, 1996, among European American Bank, BankVest Capital Corp. and
           LeaseVest Capital Corp.
 ++10.44 --Second Amendment dated as of June 30, 1997 to Amended and Restated
           Master Sale of Chattel Paper And Security Agreement dated as of March
           21, 1996, among European American Bank, BankVest Capital Corp. and
           LeaseVest Capital Corp.
 ++10.45 --Third Amendment dated as of January   , 1998 to Amended and Restated
           Master Sale of Chattel Paper And Security Agreement dated as of March
           21, 1996, among European American Bank, BankVest Capital Corp. and
           LeaseVest Capital Corp.
  *10.46 --Master Agreement dated November 27, 1995 between First Sierra
           Financial, Inc. and BankVest Capital Corp.
  *10.47 --First Amendment dated April 10, 1997 to Master Agreement dated
           November 27, 1995 between First Sierra Financial, Inc. and BankVest
           Capital Corp.
 ++10.48 --Loan and Security Agreement dated as of August 7, 1995 between
           BankVest Capital Corp. and Heller Financial, Inc.
 ++10.49 --First Amendment dated as of February 12, 1996 to Loan and Security
           Agreement, dated as of August 7, 1995 by and between Heller
           Financial, Inc. and BankVest Capital Corp.
 ++10.50 --Second Amendment dated as of June 24, 1996 to Loan and Security
           Agreement, dated as of August 7, 1995 by and between Heller
           Financial, Inc. and BankVest Capital Corp.
 ++10.51 --Third Amendment dated as of July 11, 1997 to Loan and Security
           Agreement, dated as of August 7, 1995 by and between Heller
           Financial, Inc. and BankVest Capital Corp.
  *10.52 --Purchase and Sale Agreement, dated as of August 7, 1995 by and between Heller Financial Leasing, Inc. and BankVest Capital Corp.
 ++10.53 --First Amendment dated as of February 12, 1996 to Purchase and Sale
           Agreement, dated as of August 7, 1995 by and between Heller Financial
           Leasing, Inc. and BankVest Capital Corp.
 ++10.54 --Second Amendment dated as of June 24, 1996 to Purchase and Sale
           Agreement, dated as of August 7, 1995 by and between Heller Financial
           Leasing, Inc. and BankVest Capital Corp.

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
 ++10.55 --Third Amendment dated as of July 11, 1997 to Purchase and Sale
           Agreement, dated as of August 7, 1995 by and between Heller Financial
           Leasing, Inc. and BankVest Capital Corp.
 ++10.56 --Sale of Chattel Paper and Security Agreement dated as of March 28,
           1996 by and between UJB Leasing Corporation and BankVest Capital
           Corp.
 ++10.57 --First Amendment dated as of June 1, 1997 to Sale of Chattel Paper and Security Agreement by and between Summit Leasing Corporation
           (f/k/a UJB Leasing Corporation) and BankVest Capital Corp.
 ++10.58 --Second Amendment to Sale of Chattel Paper and Security Agreement by
           and between Summit Leasing Corporation (f/k/a UJB Leasing
           Corporation) and BankVest Capital Corp.
  *10.59 --Master Sale and Assignment Agreement dated as of November 21, 1997 by and between BankVest Capital Corp., LeaseVest Capital Corp., and
           Marquette National Bank
  *10.60 --Receivables Purchase Agreement dated as of September   , 1998 among
           BVFU Funding LLC, BankVest Capital Corp., the Investors, Variable
           Funding Capital Corporation, First Union Capital Markets, First Union
           National Bank of North Carolina and Norwest Bank Minnesota, N.A.
  *10.61 --Purchase Agreement, dated as of September   , 1998 between BVFU and
           BankVest Capital Corp.
  *10.62 --Purchase and Assignment Agreement, dated as of September  , 1998 between BVFU Funding Corp. and BVFU Funding LLC
  *10.63 --Lease Receivables Sale and Contribution Agreement dated as of
           September  , 1998 by and among BVC Funding LLC, LeaseVest Capital
           Corp. and BankVest Capital Corp.
  *10.64 --Lease Receivables Purchase Agreement dated as of September  , 1998 by and among BVC Funding LLC, BankVest Capital Corp., Eagle Funding
           Capital Corporation and BankBoston, N.A.
  *10.65 --Transfer and Sale Agreement dated as of      , 1998, by and among
           BankVest Capital Corp., BVFU, BFC, VFCC, Eagle and the BV Equipment
           Lease Company 1998-1, LLC
  *10.66 --Indenture dated as of      , 1998 by and between BV Equipment Lease
           Company 1998-1, LLC and Norwest
  +11.1  --Computation of earnings per share
 ++16.1  --Letter from PricewaterhouseCoopers LLP
  *21.1  --Subsidiaries of the Company
  +23.1  --Consent of Deloitte & Touche LLP
  *23.2  --Consent of Goldstein & Manello, P.C. (contained in Exhibit 5.1 hereto)
  +24.1  --Powers of Attorney
  +27.1  --Financial Data Schedule

--------
*To be filed by amendment.

+Filed on September 30, 1998.

++Filed herewith.

ITEM 17. UNDERTAKINGS

  The undersigned Company hereby undertakes:

  (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (b) The undersigned Registrant hereby undertakes:

    (1) To provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    (2) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (3) That, for purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS PRE-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF MARLBORO, COMMONWEALTH OF MASSACHUSETTS, ON THE 6TH DAY OF OCTOBER, 1998.

                                          Bankvest Capital Corp.

                                                 /s/  Paul S. Gass
                                          By: _________________________________
                                                        PAUL S. GASS
                                                 PRESIDENT, CHIEF EXECUTIVE
                                             OFFICER AND CHAIRMAN OF THE BOARD

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS PRE-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

              SIGNATURE                          TITLE                   DATE
              ---------                          -----                   ----

         /s/ Paul S. Gass              President, Chief Executive   October 6, 1998
______________________________________  Officer and Chairman of
             PAUL S. GASS               the Board of Directors
                                        (Principal Executive
                                        Officer)

         Kellie D. Jacques*            Senior Vice President,       October 6, 1998
______________________________________  Chief Financial Officer,
          KELLIE D. JACQUES             Treasurer and Director
                                        (Principal Financial and
                                        Accounting Officer)

           John P. Colton*             Executive Vice President     October 6, 1998
______________________________________  and Director
            JOHN P. COLTON

          James H. Fordyce*            Director                     October 6, 1998
______________________________________
           JAMES H. FORDYCE

          James D. Gerson*             Director                     October 6, 1998
______________________________________
           JAMES D. GERSON

           Sandra T. King*             Director                     October 6, 1998
______________________________________
            SANDRA T. KING

          Kevin J. McGinty*            Director                     October 6, 1998
______________________________________
           KEVIN J. MCGINTY


      /s/ Paul S. Gass

*By: _______________________

        PAUL S. GASS
        ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
   *1.1  --Form of Underwriting Agreement
   +3.1  --Restated Articles of Organization of the Company, as amended
   +3.2  --Amended and Restated Bylaws of the Company
   *4.1  --Specimen Common Stock certificates
   +4.2  --Agreement of Recapitalization dated    , 1998 by and among the
           Company, Primus, PNC Whitney and certain other stockholders of the
           Company
  ++4.3  --Amended and Restated Stockholders Agreement dated as of May 28, 1998 by and among the Company, Primus, PNC Whitney and certain other stockholders of the Company
  ++4.4  --Amended and Restated Registration Rights Agreement dated February
           28, 1997 by and among the Company, Primus, PNC and Whitney, as amended by that certain First Amendment to Amended and Restated
           Registration Rights Agreement dated May 28, 1998
  ++4.5  --Purchase Agreement dated as of May 30, 1996, by and among the
           Company, Primus and PNC as amended by Amendment No. 1 dated as of
           February 28, 1997
  ++4.6  --Purchase Agreement dated as of May 28, 1998 by and among the
           Company, Primus and PNC
   *4.7  --Common Stock Purchase Warrants dated as of May 30, 1996 between the
           Company and Primus, as amended and restated by that certain Amended
           and Restated Common Stock Purchase Warrants dated as of     , 1997.
  ++4.8  --Securities Purchase Agreement dated as of February 28, 1998 by and between the Company and Whitney
  ++4.9  --10.101% Subordinated Promissory Note of the Company dated February
           28, 1997 held by Whitney
  ++4.10 --Vested Warrant dated February 28, 1997 held by Whitney
  ++4.11 --Vesting Warrant dated February 28, 1997 held by Whitney
  ++4.12 --Put and Call Agreement dated as of February 28, 1997 by and between the Company and Whitney
   *5.1  --Opinion of Goldstein & Manello, P.C.
  *10.1  --BankVest Capital Corp. 1995 Stock Option Plan
  *10.2  --BankVest Capital Corp. 1998 Employee Stock Ownership Plan
  *10.3  --Employment Agreement between Paul S. Gass and the Company
  *10.4  --Employment Agreement between Joseph Bannick and the Company
  *10.5  --Employment Agreement between Lewis Caliento and the Company
  *10.6  --Employment Agreement between John P. Colton and the Company
  *10.7  --Employment Agreement between Charles Cross and the Company
  *10.8  --Employment Agreement between Kellie D. Jacques and the Company
  *10.9  --Employment Agreement between Michael Karman and the Company
  *10.10 --Employment Agreement between Sandra T. King and the Company
  *10.11 --Severance Agreement between Cathy F. Sutton and the Company
  *10.12 --Form of Stock Option Agreement in connection with 1995 Plans
  *10.13 --Real Estate Lease between Glenborough Corp. and the Company
           (Marlboro, MA)
 ++10.14 --Receivables Purchase Agreement dated as of August 15, 1997 among
           BVFU Funding Corp., the Company, Variable Funding Capital
           Corporation, First Union Capital Markets Corp., First Union National
           Bank of North Carolina and Northwest Bank Minnesota, N.A

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
  *10.15 --Purchase Agreement dated August 15, 1997 between BVFU and BV
 ++10.16 --Lease Receivables Sale and Contribution Agreement dated September
           30, 1996 by and among BV Funding Corp., BankVest Capital Corp. and
           LeaseVest Capital Corp.
 ++10.17 --Lease Receivables Purchase Agreement dated as of September 30, 1996 among BV Funding Corp. BankVest Capital Corp., EagleFunding Capital
           Corporation and BankBoston (f/k/a The First National Bank of Boston),
           as amended by Amendment No. 1 dated February 28, 1997, as amended by
           Amendment No. 2 dated June 30, 1997, as amended by Amendment No. 3 dated December 7, 1997, as amended by Amendment No. 4 dated January
           7, 1998, and as amended by Amendment No. 5 dated by May 1, 1998
  *10.18 --Revolving Credit Agreement dated as of June 18, 1998 by and between
           BankVest Capital Corp. and Middlesex Savings Bank
  *10.19 --$1,000,000 Revolving Credit Note to Middlesex Savings Bank dated as of June 18, 1998
  *10.20 --Line of Credit Agreement dated as of October 31, 1995 by and between
           Framingham Savings Bank and BankVest Capital Corp.
  *10.21 --$2,000,000 Promissory Note--Demand (Variable Rate) to Framingham
           Savings Bank dated October 31, 1995
  *10.22 --Loan and Security Agreement dated as of December 9, 1996 by and between MetroWest Bank and BankVest Capital Corp.
  *10.23 --$2,000,000 Promissory Note--Monthly Installment to MetroWest Bank
           dated December 9, 1996
  *10.24 --Loan Agreement dated as of December 9, 1996 by and between MetroWest
           Bank and BankVest Capital Corp.
  *10.25 --$3,000,000 Promissory Note--Demand to MetroWest Bank dated December
           9, 1996
  *10.26 --Security Agreement dated as of December 9, 1996 by and between
           MetroWest Bank and BankVest Capital Corp.
  *10.27 --$500,000 Promissory Note--Monthly Installment to MetroWest Bank
           dated December 9, 1996
  *10.28 --Line of Credit Agreement dated as of February 5, 1998 by and between
           MetroWest Bank and BankVest Capital Corp.
  *10.29 --$5,000,000 Promissory Note--Demand to MetroWest Bank dated February
           5, 1998
  *10.30 --$2,500,000 Promissory Note to MetroWest Bank dated September 2, 1998
  *10.31 --Loan and Security Agreement dated as of December 27, 1996 by and between Century Bank and Trust Company and BankVest Capital Corp.
 ++10.32 --Loan and Security Agreement dated as of May 9, 1997 by and among
           BankVest Capital Corp., LeaseVest Capital Corp., and PNC Bank, N.A.
 ++10.33 --Revolving Credit Agreement dated as of September 12, 1996, by and between BankVest Capital Corp., LeaseVest Capital Corp. and
           BankBoston, N.A. (f/k/a The First National Bank of Boston)
 ++10.34 --Amendment to Revolving Credit Agreement dated January 1, 1997 by and between BankVest Capital Corp., LeaseVest Capital Corp. and
           BankBoston, N.A. (f/k/a The First National Bank of Boston)
 ++10.35 --Amendment No. 2 to Revolving Credit Agreement and Security Agreement
           dated December 5, 1997 by and between BankVest Capital Corp.,
           LeaseVest Capital Corp. and BankBoston, N.A. (f/k/a The First
           National Bank of Boston)

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
 ++10.36 --Amendment No. 3 to Revolving Credit Agreement and Security Agreement
           dated December 24, 1997 by and between BankVest Capital Corp.,
           LeaseVest Capital Corp. and BankBoston, N.A. (f/k/a The First
           National Bank of Boston)
 ++10.37 --$20,000,000 Amended and Restated Revolving Credit Note to BankBoston
           (f/k/a The First National Bank of Boston) dated December 5, 1997 of
           BankVest Capital Corp.
  *10.38 --MetroWest Bank Line of Credit Agreement dated February 5, 1998 by and between MetroWest Bank and BankVest Capital Corp.
  *10.39 --$5,000,000 Promissory Note--Demand to MetroWest Bank dated as of
           February 5, 1998 of BankVest Capital Corp.
 ++10.40 --Revolving Credit Facility, dated as of August 21, 1998, by and between BankVest Capital Corp. and Fleet Bank, N.A.
 ++10.41 --$15,000,000 Revolving Credit Note to Fleet Bank, N.A. dated as of
           August 21, 1998
 ++10.42 --Amended and Restated Master Sale of Chattel Paper And Security
           Agreement dated as of March 19, 1996, among European American Bank,
           BankVest Capital Corp. and LeaseVest Capital Corp.
  *10.43 --Amendment dated as of January 14, 1997 to Amended and Restated
           Master Sale of Chattel Paper And Security Agreement dated as of March
           21, 1996, among European American Bank, BankVest Capital Corp. and
           LeaseVest Capital Corp.
 ++10.44 --Second Amendment dated as of June 30, 1997 to Amended and Restated
           Master Sale of Chattel Paper And Security Agreement dated as of March
           21, 1996, among European American Bank, BankVest Capital Corp. and
           LeaseVest Capital Corp.
 ++10.45 --Third Amendment dated as of January   , 1998 to Amended and Restated
           Master Sale of Chattel Paper And Security Agreement dated as of March
           21, 1996, among European American Bank, BankVest Capital Corp. and
           LeaseVest Capital Corp.
  *10.46 --Master Agreement dated November 27, 1995 between First Sierra
           Financial, Inc. and BankVest Capital Corp.
  *10.47 --First Amendment dated April 10, 1997 to Master Agreement dated
           November 27, 1995 between First Sierra Financial, Inc. and BankVest
           Capital Corp.
 ++10.48 --Loan and Security Agreement dated as of August 7, 1995 between
           BankVest Capital Corp. and Heller Financial, Inc.
 ++10.49 --First Amendment dated as of February 12, 1996 to Loan and Security
           Agreement, dated as of August 7, 1995 by and between Heller
           Financial, Inc. and BankVest Capital Corp.
 ++10.50 --Second Amendment dated as of June 24, 1996 to Loan and Security
           Agreement, dated as of August 7, 1995 by and between Heller
           Financial, Inc. and BankVest Capital Corp.
 ++10.51 --Third Amendment dated as of July 11, 1997 to Loan and Security
           Agreement, dated as of August 7, 1995 by and between Heller
           Financial, Inc. and BankVest Capital Corp.
  *10.52 --Purchase and Sale Agreement, dated as of August 7, 1995 by and between Heller Financial Leasing, Inc. and BankVest Capital Corp.
 ++10.53 --First Amendment dated as of February 12, 1996 to Purchase and Sale
           Agreement, dated as of August 7, 1995 by and between Heller Financial
           Leasing, Inc. and BankVest Capital Corp.
 ++10.54 --Second Amendment dated as of June 24, 1996 to Purchase and Sale
           Agreement, dated as of August 7, 1995 by and between Heller Financial
           Leasing, Inc. and BankVest Capital Corp.

 EXHIBIT
 NUMBER                          DESCRIPTION OF DOCUMENT
 -------                         -----------------------
 ++10.55 --Third Amendment dated as of July 11, 1997 to Purchase and Sale
           Agreement, dated as of August 7, 1995 by and between Heller Financial
           Leasing, Inc. and BankVest Capital Corp.
 ++10.56 --Sale of Chattel Paper and Security Agreement dated as of March 28,
           1996 by and between UJB Leasing Corporation and BankVest Capital
           Corp.
 ++10.57 --First Amendment dated as of June 1, 1997 to Sale of Chattel Paper and Security Agreement by and between Summit Leasing Corporation
           (f/k/a UJB Leasing Corporation) and BankVest Capital Corp.
 ++10.58 --Second Amendment to Sale of Chattel Paper and Security Agreement by
           and between Summit Leasing Corporation (f/k/a UJB Leasing
           Corporation) and BankVest Capital Corp.
  *10.59 --Master Sale and Assignment Agreement dated as of November 21, 1997 by and between BankVest Capital Corp., LeaseVest Capital Corp., and
           Marquette National Bank
  *10.60 --Receivables Purchase Agreement dated as of September   , 1998 among
           BVFU Funding LLC, BankVest Capital Corp., the Investors, Variable
           Funding Capital Corporation, First Union Capital Markets, First Union
           National Bank of North Carolina and Norwest Bank Minnesota, N.A.
  *10.61 --Purchase Agreement, dated as of September   , 1998 between BVFU and
           BankVest Capital Corp.
  *10.62 --Purchase and Assignment Agreement, dated as of September  , 1998 between BVFU Funding Corp. and BVFU Funding LLC
  *10.63 --Lease Receivables Sale and Contribution Agreement dated as of
           September  , 1998 by and among BVC Funding LLC, LeaseVest Capital
           Corp. and BankVest Capital Corp.
  *10.64 --Lease Receivables Purchase Agreement dated as of September  , 1998 by and among BVC Funding LLC, BankVest Capital Corp., Eagle Funding
           Capital Corporation and BankBoston, N.A.
  *10.65 --Transfer and Sale Agreement dated as of      , 1998, by and among
           BankVest Capital Corp., BVFU, BFC, VFCC, Eagle and the BV Equipment
           Lease Company 1998-1, LLC
  *10.66 --Indenture dated as of      , 1998 by and between BV Equipment Lease
           Company 1998-1, LLC and Norwest
  +11.1  --Computation of earnings per share
 ++16.1  --Letter from PricewaterhouseCoopers LLP
  *21.1  --Subsidiaries of the Company
  +23.1  --Consent of Deloitte & Touche LLP
  *23.2  --Consent of Goldstein & Manello, P.C. (contained in Exhibit 5.1 hereto)
  +24.1  --Powers of Attorney
  +27.1  --Financial Data Schedule

--------
*To be filed by amendment.

+Filed on September 30, 1998.

++Filed herewith.